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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO.___)

Filed by the Registrant                                         [ ]

Filed by a party other than the Registrant                      [X]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant  to Section 240.14a-12

                         MORTON'S RESTAURANT GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

                            BFMA HOLDING CORPORATION
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    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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     [ ] Fee paid previously with preliminary materials:
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount Previously Paid:

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         (2)  Form, Schedule or Registration Statement No.:

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         (3)  Filing Party:

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         (4)  Date Filed:

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                            BFMA HOLDING CORPORATION
                         50 EAST SAMPLE ROAD, SUITE 400
                          POMPANO BEACH, FLORIDA 33064
                              PHONE: (800) 675-6115
FOR IMMEDIATE RELEASE:

CONTACT:
          ----------------------------------------------------------------------
          Michael Brinn                    Richard Bloom
          Innisfree M&A Incorporated       BFMA Holding Corporation
          501 Madison Avenue               c/o Marietta Corporation
          20th Floor                       37 Huntington Street
          New York, New York 10022         Cortland, New York 13045
          Call: (212) 750-8253             Call: (607) 756-0641
          ----------------------------------------------------------------------

                         BFMA CRITICIZES MORTON'S BOARD
                     FOR FAILING TO COMMIT TO A SALE PROCESS

         Pompano Beach, Florida - May 9, 2001 - In response to a press release issued by Morton's Restaurant Group, Inc. (NYSE: MRG) late yesterday, Mr. Florescue, President and Chairman of the Board of BFMA, stated "We view Allen Bernstein's announcement as a last-minute effort to save himself, Tom Baldwin and John Castle from being voted off the board at this Thursday's shareholder meeting." Mr. Florescue further added, "Despite what management and the board say publicly now, after this election, if Messrs. Bernstein, Baldwin and Castle are re-elected to the board, we believe they will act in a way that serves their personal interest, free from shareholder scrutiny. There will be little, if any, means for shareholders to influence their behavior. The threat to vote against the incumbent directors now is the only leverage that shareholders have. The shareholders should keep the pressure on the incumbent directors until the board announces the formation of an independent committee whose sole objective is to sell the company to the highest bidder whether it is BFMA or another interested party."

         Mr. Florescue further noted that Institutional Shareholder Services
(ISS), the nation's leading independent provider of proxy voting and governance advice to major institutional investors, recommended that the Morton's board delay the shareholder meeting. The ISS report stated "...ISS believes that the board should have delayed the meeting in light of BFMA's recent bid. Given BFMA's bid, we believe that the shareholders should be given the opportunity to evaluate the board's process in evaluating the bid.... ISS believes that the postponement of the meeting would provide shareholders with more information to better assess the board's motives before deciding on which nominees would best serve the interests of all shareholders." ISS further recommended that shareholders should vote FOR the BFMA slate of nominees to "ensure that the company will consider a sale in an expedient and fair manner to all shareholders."

         Mr. Florescue then stated, "Morton's press release is far less than a commitment to pursue a sale of the company in a fair and expedient manner to BFMA or any other interested parties. If Morton's board does publicly commit to sell the company in this manner, BFMA would not oppose a 30-day postponement of the shareholder meeting. Although a postponement is not our preferred outcome, we appreciate its fairness to the shareholders of the company. If the board does not fulfill its commitment to pursue a sale process in a fair and expedient manner, the shareholders will have the right to remove the directors at a later date.

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         The Morton's press release also announced that Morton's is in the process of identifying potential cost-cutting initiatives, including reduced corporate overhead expenditures, and that the company has frozen the issuance of stock options to senior executives and suspended the stock repurchase program. These announced initiatives are a direct result of Mr. Florescue's criticism of the board and management in his May 2 letter to shareholders. Mr. Florescue further stated "This board and management team have shown that they will not act unless they continue to feel pressure from shareholders. This is the reason that shareholders should vote FOR the BFMA nominees."

         Notwithstanding Mr. Bernstein's announcement concerning the weakened financial prospects for Morton's second quarter, BFMA remains committed to its offer to purchase the company.

         BFMA urges that shareholders vote FOR BFMA's slate of nominees at Morton's annual meeting currently scheduled for 9:00 am, New York time, on Thursday, May 10. If you have already voted for the incumbent directors, it is not too late to change your vote. Please contact Mike Brinn of Innisfree M&A Incorporated at (212) 750-8253 if you need assistance with your vote.

(End)


                              SECURITIES LAW LEGEND

         A PROXY STATEMENT DATED APRIL 26, 2001, AS AMENDED MAY 4, 2001, DESCRIBING BFMA'S SOLICITATION OF PROXIES TO ELECT CLASS 3 DIRECTORS WAS PREPARED AND MAILED TO ALL SHAREHOLDERS. YOU SHOULD READ THE PROXY STATEMENT AND THE AMENDMENT TO OBTAIN INFORMATION ABOUT BFMA HOLDING CORPORATION, ITS OFFICERS AND DIRECTORS, INCLUDING RICHARD A. BLOOM, LOGAN D. DELANY, JR., AND CHARLES
W. MIERSCH. A COPY OF THE PROXY STATEMENT, THE AMENDMENT AND OTHER RELATED DOCUMENTS PREPARED BY OR ON BEHALF OF BFMA AND FILED WITH THE SEC ARE AVAILABLE FOR FREE, EITHER AT THE WEB SITE OF THE SEC (http://www.sec.gov) OR FROM BFMA
BY WRITING TO: BFMA HOLDING CORPORATION, 50 EAST SAMPLE ROAD, POMPANO BEACH,
FL 33064, ATTENTION: SECRETARY.